Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports Third Quarter 2018 Results
March 6, 2018 (Hoboken, NJ) – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global research and learning company, today announced results for the third quarter ending January 31, 2018.

▪	Third quarter revenue up 4% to $455.7 million, or down 1% at constant currency
▪	Third quarter GAAP EPS up 45% to $1.19 primarily due to impact of the US Tax Act; Adjusted EPS down 14% at constant currency
▪	Year-to-date revenue up 4% to $1,318.9 million, or up 1% at constant currency
▪	Year-to-date GAAP EPS $2.39 compared to $1.15 in prior year; Adjusted EPS at constant currency up 1%
▪
Cash Provided by Operations for the nine months of $190.1 million, down from $229.2 million due to the timing of calendar year 2018 journal renewals; Free Cash Flow less Product Development Spending of $80.7 million, down from $119.5 million

▪	Full year 2018 outlook reaffirmed

MANAGEMENT COMMENTARY
"We continue to see good momentum in the business, with steady year-to-date growth in Research, improved profitability in Solutions, and better-than-expected results in Publishing," said Brian Napack, Wiley's President and CEO.  "We are realizing operating margin and earnings growth while also making great progress in how we operate, invest, and innovate, positioning us to drive more value from our existing businesses and exploit new market opportunities."

FINANCIAL SUMMARY
Wiley provides non-GAAP financial measures such as "Adjusted EPS," "Adjusted Operating Income," "Adjusted CTP," "Free Cash Flow less Product Development Spending," and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, provide for a more comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financials and explanations of the uses of non-GAAP measures in the supplementary information accompanying this press release.

GAAP Measures Unaudited ($millions except for EPS)	Q3 2018	Q3 2017	Change	Change Constant Currency
Revenue	$455.7	$436.5	4%	(1%)
Operating Income	$67.4	$51.2	32%
Diluted EPS	$1.19	$0.82	45%
Non-GAAP Measures	Q3 2018	Q3 2017		Change Constant Currency
Adjusted Operating Income	$69.6	$60.3		2%
Adjusted EPS	$0.87	$0.89		(14%)

•
Revenue performance was mixed with growth in Research (+9% reported, or +1% at constant currency) and Solutions (+5%, or +2% constant currency) offset by a decline in Publishing (-1%, or -3% at constant currency).

•
GAAP Operating Income growth resulted from favorable foreign exchange, favorable timing of restructuring charges, and savings from operational excellence initiatives and restructuring.  Adjusted Operating Income growth was mainly due to savings in technology and prior restructuring activities.

•
US Tax Act:  As a result of the US Tax Cuts and Jobs Act ("the Tax Act") enacted on December 22, 2017, the Company recorded an estimated non-cash tax benefit of $25 million, or $0.43 per share. Going forward, since most of the Company's pre-tax income is earned outside the U.S., Wiley anticipates a small, favorable impact to its effective tax rate and cash taxes.

•
GAAP EPS growth reflected the estimated non-cash tax credit of $0.43 per share due to the Tax Act and the favorable impact of foreign exchange.  Adjusted EPS decline was primarily due to favorable tax credits of $0.12 per share in the prior year period.

RESEARCH SEGMENT
Metric ($M)	Q3 2018	Q3 2017	Change	Change Constant Currency
Revenue	$223.5	$205.8	9%	1%
GAAP CTP	$59.3	$52.5	13%
Adjusted CTP	$60.0	$53.0		(2%)
CTP – Contribution to Profit.

•	Revenue increase reflected growth in Journals (+9% reported, +1% constant currency) and Atypon (+4%).
•	GAAP CTP increase was primarily a result of favorable foreign exchange. Adjusted CTP decline reflected higher royalty costs in licensed society publishing.

PUBLISHING SEGMENT
Metric ($M)	Q3 2018	Q3 2017	Change	Change Constant Currency
Revenue	$170.2	$171.4	(1%)	(3%)
GAAP CTP	$48.5	$38.8	25%
Adjusted CTP	$48.1	$39.8		16%

•
Revenue growth in STM and Professional Publishing (+5% reported, +2% constant currency) was offset by declines in Educational Publishing (-4% reported, -6% constant currency).  Course Workflow/WileyPLUS was down due to previously disclosed timing of revenue recognition, which reflects longer sales amortization for subscription periods extending across two semesters.

•
GAAP CTP growth reflected favorable foreign exchange and the impact of restructuring credits and charges.  Adjusted CTP growth was due to savings from operational excellence initiatives and prior restructuring activities.

SOLUTIONS SEGMENT
Metric ($M)	Q3 2018	Q3 2017	Change	Change Constant Currency
Revenue	$61.9	$59.2	5%	2%
GAAP CTP	$6.4	$3.6	78%
Adjusted CTP	$7.7	$4.7		67%

•
Revenue increased 5% reported, or 2% at constant currency.  Education Services (OPM) rose 7% (reported and at constant currency); Corporate Learning rose 7% reported, but declined 4% at constant currency; and Professional Assessment declined 4% reported, or declined 5% at constant currency.

•
GAAP CTP growth reflected the timing of restructuring charges.  Adjusted CTP growth was driven by increased operating efficiency and prior cost savings initiatives in our Education Services/OPM business.

NINE MONTH RESULTS

GAAP Measures Unaudited ($millions except for EPS)	YTD 2018	YTD 2017	Change	Change Constant Currency
Revenue	$1,318.9	$1,266.3	4%	1%
Operating Income	$164.7	$142.7	15%
Diluted EPS	$2.39	$1.15
Cash Provided by Operations	$190.1	$229.2	(17%)
Non-GAAP Measures	YTD 2018	YTD 2017		Change Constant Currency
Adjusted Operating Income	$194.8	$166.6		3%
Adjusted EPS	$2.49	$2.20		1%
Free Cash Flow less Product Development Spending	$80.7	$119.5		(32%)

•
Revenue growth for the nine months was driven primarily by Research (+9% reported, +4% constant currency), including $14 million due to the full-year contribution from Atypon (acquired October 2016), and Solutions (+5% reported, +4% constant currency), which offset a decline in Publishing (-3% reported, -4% constant currency).

•
GAAP Operating Income growth was due to higher revenue, favorable foreign exchange, and a pension settlement in the prior year, which offset higher restructuring and related charges in the current year.   Adjusted Operating Income growth was mainly due to higher revenue and savings from operational excellence initiatives and restructuring, notably in Technology, Operations, and in the Publishing and Solutions segments.

•
GAAP EPS growth for the nine months reflected the current year impact of the Tax Act and favorable foreign exchange, as well as other charges in the prior year, including an unfavorable ruling in a Germany income tax dispute and a large pension settlement.  This offset higher restructuring charges and foreign exchange losses associated with intercompany transactions in the current fiscal year. Adjusted EPS growth in the nine months was due to higher operating income, lower interest expense, and a higher effective tax rate resulting from larger tax credits in the prior year.

•
Cash Provided by Operations and Free Cash Flow less Product Development Spending were both down $39 million, due to the timing of journal billings and cash collections.  Capital expenditures, including Technology, Property, and Equipment (TP&E) and Product development spending, were essentially flat with prior year.

•	Shareholder Return: Through nine months, Wiley utilized $55.1 million of cash for dividends and $29.3 million for share repurchases, compared to $53.6 million and $35.4 million in the prior year.

FISCAL YEAR 2018 OUTLOOK
The Company reaffirms its fiscal 2018 guidance:

Metric ($M, except EPS)	FY17 Actual	FY18 Expectation Constant Currency
Revenue	$1,718.5	Approximately even
Adjusted Operating Income	$228.4	Approximately even
Adjusted EPS	$3.01	Low-single digit % decline
Cash Provided by Operations	$314.5	$350 million or higher
Capital Expenditures	$148.3	Slightly lower

If current rates were to hold through year-end, Wiley would record favorable foreign currency variances in the fiscal year of approximately $49 million in revenue, $27 million in operating income, and $0.34 in EPS due to changes in exchange rates and functional currency gains related to calendar year 2017 journal subscriptions in the UK.

EARNINGS CONFERENCE CALL
Scheduled for today, March 6 at 10:00 a.m. (ET).  Access the webcast on Wiley.com, or  https://www.wiley.com/en-us/investors.  U.S. callers, please dial (800) 239-9838 and enter the participant code 1581251#.  International callers, please dial (323) 794-2551 and enter the participant code 1581251#.

ABOUT WILEY
Wiley, a global research and learning company, helps people and organizations develop the skills and knowledge they need to succeed. Our online scientific, technical, medical, and scholarly journals, combined with our digital learning, assessment and certification solutions help universities, academic societies, businesses, governments and individuals increase the academic and professional impact of their work. For more than 200 years, we have delivered consistent performance to our stakeholders. The Company's website can be accessed at www.wiley.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's Fiscal Year 2018 Outlook, operations, performance, and financial condition and the Company's anticipation of cash tax benefits from the Tax Act. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company, and are subject to change based on many important factors. Such factors include, but are not limited to (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities and (x) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2018	2017	2018	2017

Revenue	$455,675	$436,456	$1,318,850	$1,266,329
Costs and expenses:
Cost of sales	125,127	116,405	359,780	341,457
Operating and administrative expenses	248,746	247,278	731,872	729,775
Restructuring and related charges	2,208	9,118	26,531	15,045
Amortization of intangibles	12,163	12,495	35,965	37,321
Total Costs and Expenses	388,244	385,296	1,154,148	1,123,598

Operating Income	67,431	51,160	164,702	142,731
As a % of net sales	14.8%	11.7%	12.5%	11.3%

Interest expense	(3,295)	(4,931)	(10,023)	(13,362)
Foreign exchange transaction (losses) gains	(6,032)	2,118	(11,584)	1,979
Interest income and other	163	637	744	1,365
Income Before Taxes	58,267	48,984	143,839	132,713

(Benefit) provision for income taxes	(10,575)	1,565	5,713	65,745
Effective tax rate	-18.1%	3.2%	4.0%	49.5%
Net Income	$68,842	$47,419	$138,126	$66,968
As a % of net sales	15.1%	10.9%	10.5%	5.3%

Weighted-Average Shares - Diluted	57,871	58,012	57,736	58,181

Earnings per share - Diluted	$1.19	$0.82	$2.39	$1.15

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED (2)
(unaudited)

		Three Months Ended		Nine Months Ended
		January 31,		January 31,
		2018	2017	2018	2017

GAAP Earnings Per Share - Diluted		$1.19	$0.82	$2.39	$1.15
Adjustments:
	Restructuring and related charges (A)	0.04	0.10	0.37	0.17
	Foreign exchange losses (gains) on intercompany transactions (B)	0.07	(0.03)	0.16	0.01
	Estimated impact of Tax Cuts and Jobs Act (C)	(0.43)		(0.43)	-
	Pension settlement (D)	-	-	-	0.09
	Unfavorable tax settlement (E)	-	-	-	0.82
	Deferred income tax benefit on UK tax rate change (F)	-	-	-	(0.04)
Non-GAAP Adjusted Earnings Per Share - Diluted		$0.87	$0.89	$2.49	$2.20

Notes:
(A)
Adjusted results exclude restructuring (credits) charges and other related charges associated with the Company's Restructuring and Reinvestment Program.  For the three months ended January 31, 2018 and 2017, there were charges of $2.2 million or $0.04 per share and charges of $9.1 million or $0.10 per share, respectively.  For the nine months ended January 31, 2018 and 2017, there were charges of $30.1 million or $0.37 per share, and charges of $15.0 million or $0.17 per share, respectively.

(B)
In 2017, we adjusted results to exclude foreign exchange gains and losses associated with intercompany transactions.  The prior year adjusted earnings per share amounts have been recasted to conform to current year presentation. For the three months ended January 31, 2018 and 2017, there were gains of $5.3 million or $0.07 per share and losses of $2.7 million or $(0.03) per share, respectively.  For the nine months ended January 31, 2018 and 2017, there were gains of $11.6 million or $0.16 per share, and gains of $0.6 million or $0.01 per share, respectively.

(C)
In connection with the Tax Cuts and Jobs Act enacted on December 22, 2017, for the three and nine months ended January 31, 2018, the Company recorded an estimated income tax benefit of $25.0 million, or $(0.43) per share. Given the significant complexity of the Act, anticipated guidance from the U.S. Treasury, and potential additional guidance from the SEC or the Financial Accounting Standards Board, these estimates may be adjusted within 12 months of the enactment date.

(D)
As previously disclosed and as reported in the Company's SEC filings, the Company announced a voluntary, limited-time opportunity for terminated vested employees who were participants in the U.S. defined benefit retirement plan to elect a single lump sum payment of accumulated benefits. The election period closed on August 29, 2016. The total charge including a prorata portion of the unamortized net actuarial loss was included in operating and administrative expenses and was $8.8 million or $0.09 per share.  The aggregate amount of payments under this one time election was $28.3 million, which was paid from pension plan assets in October 2016.

(E)
As previously disclosed in the Company's SEC filings, the Company was appealing an unfavorable tax ruling in Germany related to tax benefits obtained through an increase in the tax deductible basis of certain merged German subsidiaries.  In September 2016, the German Federal Fiscal Court issued an unfavorable final judgement in Wiley's longstanding tax appeal. As a result in 2016, the Company recorded a $47.5 million charge, or $0.82 per share in the second quarter of fiscal year 2017.

(F)
As previously disclosed in the Company's SEC filings, the adjusted results for the nine months ended January 31, 2017 exclude deferred tax benefits of $2.6 million, or $0.04 per share, associated with tax legislation enacted in the second quarter of fiscal year 2017 in the United Kingdom that reduced the U.K. corporate income tax rates by 1 percentage point in 2020.  The benefits reflect the remeasurement of the Company's deferred tax balances from 18% to the new income tax rate of 17% effective April 1, 2020 and had no current cash tax impact.

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The Reconciliation of US GAAP to Adjusted EPS - Diluted table may not foot due to rounding. The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Three Months Ended January 31,		% Change
	2018	2017	Reported	Constant Currency
Research:
Revenue
Journal Subscriptions	$160,287	$149,991	7%	-2%
Open Access	9,905	6,915	43%	39%
Licensing, Reprints, Backfiles and Other	45,035	40,901	10%	5%
Total Journal Revenue	215,227	197,807	9%	1%
Publishing Technology Services (Atypon)	8,262	7,962	4%	4%
Total Revenue	$223,489	$205,769	9%	1%

Contribution to Profit	$59,299	$52,508	13%	-2%
Adjustments:
Restructuring charges	690	517
Non-GAAP Adjusted Contribution to Profit	$59,989	$53,025	13%	-2%

Publishing:
Revenue
STM and Professional Publishing	80,775	76,899	5%	2%
Education Publishing	48,446	50,343	-4%	-6%
Course Workflow (WileyPLUS)	21,406	23,464	-9%	-9%
Test Preparation and Certification	7,758	8,508	-9%	-9%
Licensing, Distribution, Advertising and Other	11,859	12,226	-3%	-6%
Total Revenue	$170,244	$171,440	-1%	-3%

Contribution to Profit	$48,472	$38,807	25%	21%
Adjustments:
Restructuring (credits) charges	(392)	1,027
Non-GAAP Adjusted Contribution to Profit	$48,080	$39,834	21%	16%

Solutions:
Revenue
Education Services (OPM)	32,242	30,016	7%	7%
Professional Assessment	13,228	13,783	-4%	-5%
Corporate Learning	16,472	15,448	7%	-4%
Total Revenue	$61,942	$59,247	5%	2%

Contribution to Profit	$6,403	$3,591	78%	82%
Adjustments:
Restructuring charges	1,277	1,095
Non-GAAP Adjusted Contribution to Profit	$7,680	$4,686	64%	67%

Corporate Expenses:	$(46,743)	$(43,746)	7%	4%
Adjustments:
Restructuring charges	633	6,479
Non-GAAP Adjusted Corporate Expenses	$(46,110)	$(37,267)	24%	21%

Total Consolidated Revenue	$455,675	$436,456	4%	-1%

Consolidated Operating Income	$67,431	$51,160	32%	15%
Adjustments:
Restructuring charges	$2,208	$9,118
Non-GAAP Adjusted Operating Income	$69,639	$60,278	16%	2%
As a % of sales	15.3%	13.8%

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)

	Nine Months Ended January 31,		% Change
	2018	2017	Reported	Constant Currency
Research:
Revenue
Journal Subscriptions	$498,775	$472,401	6%	-1%
Open Access	28,058	21,851	28%	27%
Licensing, Reprints, Backfiles and Other	124,594	114,295	9%	7%
Total Journal Revenue	651,427	608,547	7%	2%
Publishing Technology Services (Atypon)	24,559	10,440	135%	135%
Total Revenue	$675,986	$618,987	9%	4%

Contribution to Profit	$191,923	$173,235	11%	-2%
Adjustments:
Restructuring charges	5,138	677
Non-GAAP Adjusted Contribution to Profit	$197,061	$173,912	13%	1%

Publishing:
Revenue
STM and Professional Publishing	$215,835	$215,734	0%	-1%
Education Publishing	151,893	162,669	-7%	-8%
Course Workflow (WileyPLUS)	38,926	44,170	-12%	-12%
Test Preparation and Certification	27,167	25,585	6%	6%
Licensing, Distribution, Advertising and Other	32,686	31,543	4%	2%
Total Revenue	$466,507	$479,701	-3%	-4%

Contribution to Profit	$95,957	$94,639	1%	-1%
Adjustments:
Restructuring charges	6,933	1,596
Publishing brand impairment charge	3,600	-
Non-GAAP Adjusted Contribution to Profit	$106,490	$96,235	11%	8%

Solutions:
Revenue
Education Services (OPM)	$88,316	$81,195	9%	9%
Professional Assessment	43,936	43,451	1%	1%
Corporate Learning	44,105	42,995	3%	-3%
Total Revenue	$176,357	$167,641	5%	4%

Contribution to Profit	$11,744	$9,097	29%	30%
Adjustments:
Restructuring charges	$3,447	$1,619
Non-GAAP Adjusted Contribution to Profit	$15,191	$10,716	42%	43%

Corporate Expenses:	$(134,922)	$(134,240)	1%	0%
Adjustments:
Restructuring charges	11,013	11,153
Pension settlement	-	8,842
Non-GAAP Adjusted Corporate Expenses	$(123,909)	$(114,245)	8%	7%

Total Consolidated Revenue	$1,318,850	$1,266,329	4%	1%

Consolidated Operating Income	$164,702	$142,731	15%	0%
Adjustments:
Restructuring charges	26,531	15,045
Publishing brand impairment charge	3,600	-
Pension settlement	-	8,842
Non-GAAP Adjusted Operating Income	$194,833	$166,618	17%	3%
As a % of sales	14.8%	13.2%

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	January 31,	April 30,
	2018	2017
Current Assets
Cash and cash equivalents	$128,217	$58,516
Accounts receivable	239,637	188,679
Inventories	43,800	47,852
Prepaid and other current assets	64,001	64,688
Total Current Assets	475,655	359,735
Product Development Assets	85,028	80,385
Royalty Advances	37,177	28,320
Technology, Property and Equipment	273,634	243,058
Intangible Assets	868,631	828,099
Goodwill	1,028,395	982,101
Other Non-Current Assets	90,325	84,519
Total Assets	$2,858,845	$2,606,217

Current Liabilities
Accounts and royalties payable	$204,606	$139,206
Deferred revenue	409,011	436,235
Accrued employment costs	99,317	98,185
Accrued income taxes	18,726	22,222
Accrued pension liability	5,875	5,776
Other accrued liabilities	95,479	86,232
Total Current Liabilities	833,014	787,856
Long-Term Debt	428,200	365,000
Accrued Pension Liability	210,639	214,597
Deferred Income Tax Liabilities	140,395	160,491
Other Long-Term Liabilities	78,271	75,136
Shareholders' Equity	1,168,326	1,003,137
Total Liabilities & Shareholders' Equity	$2,858,845	$2,606,217

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

		Nine Months Ended
		January 31,
		2018	2017
Operating Activities:
	Net income	$138,126	$66,968
	Amortization of intangibles	35,965	37,321
	Amortization of product development spending	30,314	29,502
	Depreciation of technology, property and equipment	48,471	50,520
	Non-cash charges and credits	(58,335)	79,176
	Net change in operating assets and liabilities	(4,419)	(34,335)
	Cash Provided by Operating Activities	190,122	229,152

Investing Activities:
	Additions to technology, property and equipment	(78,958)	(77,722)
	Product development spending	(30,426)	(31,904)
	Acquisitions, net of cash acquired	(25,227)	(152,110)
	Cash Used in Investing Activities	(134,611)	(261,736)

Financing Activities:
	Net debt borrowings	66,803	260,693
	Cash dividends	(55,093)	(53,638)
	Purchase of treasury shares	(29,257)	(35,362)
	Other	21,722	7,805
	Cash Provided by Financing Activities	4,175	179,498

Effects of Exchange Rate Changes on Cash		10,015	(28,399)

Change in Cash and Cash Equivalents for Period		69,701	118,515

Cash and Cash Equivalents - Beginning		58,516	363,806
Cash and Cash Equivalents - Ending		$128,217	$482,321

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

		Nine Months Ended
		January 31,
		2018	2017
Cash Used in Operating Activities		$190,122	$229,152
Less:	Additions to technology, property and equipment	(78,958)	(77,722)
Less:	Product development spending	(30,426)	(31,904)
Free Cash Flow less Product Development Spending		$80,738	$119,526

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management presents the following non-GAAP performance measures:
• Adjusted Earnings Per Share "Adjusted EPS";
• Free Cash Flow less product development spending;
• Adjusted Operating Income and margin;
• Adjusted Contribution to Profit ("Adjusted CTP") and margin; and
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and to evaluate and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial results under US GAAP.

The Company presents these non-GAAP performance  measures in addition to GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons across accounting periods. The use of these non-GAAP performance measures provides a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose. For example:

•        Adjusted EPS, Adjusted Operating Profit, Adjusted CTP provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less product development spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common dividends and fund share repurchases and new acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at "constant currency"), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.